SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PATRIOT NATIONAL BANCORP, INC.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

                    -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------

     (5) Total fee paid:

         -------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------

                                PRELIMINARY COPY

                         PATRIOT NATIONAL BANCORP, INC.
                               900 Bedford Street
                           Stamford, Connecticut 06901

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

                           To Be Held on June 14, 2000

                             ----------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Patriot National Bancorp, Inc. ("Bancorp") will be held at Luca's Steak House, 35 Church Street, Greenwich, Connecticut 06830 at 10:00 A.M. on Wednesday, June 14, 2000 for the following purposes:

     (1) To elect nine directors for the ensuing year;

     (2) To consider and act upon a proposal to approve a private placement of up to $6 million of Common Stock of Bancorp;

     (3) To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as independent accountants for the year ending December 31, 2000; and

     (4) To transact such other business as may be properly brought before the Annual Meeting.

     The close of business on April 24, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     Whether or not you expect to be present at the meeting, please mark, date, sign and return the enclosed form of proxy in the stamped and addressed envelope provided. No postage is required. If you desire to vote your shares in person at the meeting, your proxy will not be voted.

                       By Order of the Board of Directors

               Fred DeCaro, Jr.                   Philip W. Wolford
             Chairman of the Board                    President

Stamford, Connecticut
April 28, 2000

                         PATRIOT NATIONAL BANCORP, INC.
                               900 Bedford Street
                           Stamford, Connecticut 06901

                                  -------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 14, 2000

                              ---------------------

                                  INTRODUCTION

     This Proxy Statement (this "Proxy Statement") is being furnished in connection with the solicitation by the Board of Directors of Patriot National Bancorp, Inc. ("Bancorp") of proxies from holders of Bancorp's Common Stock, $2.00 par value ("Common Stock"), to be voted at the Annual Meeting of Shareholders to be held on June 14, 2000 and at any adjournments thereof. The time and place of the Annual Meeting, as well as the purposes therefor, are set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to shareholders is May 5, 2000. In addition to solicitation by mail, directors, officers and certain management employees of Bancorp may solicit by telephone or in person the return of signed proxies from shareholders without additional remuneration therefor.

     Any proxy given by a shareholder may be revoked at any time before its exercise, and any shareholder who executes and returns a proxy and who attends the Annual Meeting may withdraw the proxy at any time before it is voted and vote his or her shares in person. A proxy may be revoked by giving notice to the Secretary of Bancorp in writing (at Bancorp's address indicated above) or in open meeting prior to the taking of a vote.

     Unless so revoked, the proxy will be voted at the Annual Meeting, and unless authorization to vote for the election of directors or for any particular nominee is withheld, the shares represented by such proxy will be voted FOR the nominees set forth in this Proxy Statement with the votes cumulated as determined by the proxy holders. If authorization to vote for any nominee or nominees is withheld in a proxy, the votes of the shares represented thereby will be distributed among the remaining nominees in the manner determined by the persons named in the proxy, unless contrary instructions are given. Proxies containing instructions on Proposal 2 (approval of a private placement of up to $6 million of Common Stock) or Proposal 3 (the ratification of the appointment of McGladrey & Pullen, LLP as independent accountants for 2000) will be voted in accordance with such instructions. If no instructions are contained on Proposal 2 or Proposal 3, proxies will be voted FOR the proposal. Other than for elections of directors where the holders of the Common Stock have cumulative voting or as otherwise required by law or regulation, the By-laws of Bancorp provides that all matters requiring shareholder action must be approved by shareholders by a majority of the votes cast. Under the By-laws of Bancorp, approval of Proposal 2 and Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. An abstention or a broker non-vote will be counted for purposes of determining whether a quorum is present but will not be counted as votes cast

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof has been set as April 24, 2000 (the "Record Date"). As of the Record Date, there were 2,160,952 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected with respect to the election of directors and to one vote on each other matter submitted to the Annual Meeting.

     Other than Angelo DeCaro who is the Chief Executive Officer and a director of Bancorp and Fred DeCaro who is the Chairman of the Board, Executive Vice President and a director of Bancorp, there is no person who, to the knowledge of Bancorp's Board of Directors, owns beneficially more than 5% of the outstanding Common Stock. Information as to the number of shares of Common Stock owned by each director of Bancorp and by each nominee for election as a director of Bancorp is set forth below under "ELECTION OF DIRECTORS."

     To the knowledge of Bancorp, no arrangement exists the operation of which might result in a change in control of Bancorp. However, Angelo DeCaro has filed a Change of Bank Control Notice with the Federal Reserve Bank of New York pursuant to which he is authorized to acquire up to 24.9% of the Common Stock. See also, the description of Proposal 2.

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

Nominees

     The number of directors to be elected at the Annual Meeting has been set at nine by action of the Board of Directors in accordance with the Certificate of Incorporation and the By-laws of Bancorp. The directors are elected annually by the shareholders by ballot. With respect to the election of directors, the holders of Common Stock have cumulative voting. Cumulative voting means that each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected. Such votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. In the event a shareholder submitting a proxy does not specify how the votes attributable to the shares represented thereby are to be distributed, the persons named in the proxy will determine how such votes are to be distributed among the candidates. The nominees receiving the largest number of votes will be elected. Each director holds office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualifies (or until his or her earlier resignation, death or removal). Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Each of the nominees is currently a director of Bancorp. Each of the directors also serves as a director of Bancorp's subsidiary Patriot National Bank (the "Bank").

     The persons named in the form of proxy to represent shareholders at the Annual Meeting are Herbert A. Bregman, Michael Intrieri and Richard Naclerio and each of them. It is the intention of the persons named in the proxy to vote FOR the election of the nominees named herein unless authority to vote is withheld with respect to one or more nominees. In the event that any nominee for director should become unavailable for election for any reason, the persons named in the proxy will consult with Bancorp's management and use their discretion in deciding whether and how to vote the shares represented by such proxies.

     The names of the nominees for election as directors are set forth below, together with their principal occupations and employment, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act and any company registered as an investment company under the Investment Company Act of 1940, directorships in other companies, ages, lengths of service as directors and the number and percentage of shares of Common Stock beneficially owned by each as of April 1, 2000, based on information furnished by the nominees. Each of the directors became a Director of Bancorp upon its acquisition of the Bank in 1999. Service as a director for purposes of this presentation includes the period of service as a director of the Bank prior to Bancorp's acquisition of the Bank. Each of the persons named below has a business address c/o Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. There is no arrangement or understanding between any director and any other person or persons pursuant to which such director was or is to be selected as a director or nominee. There is no family relationship between any director and any executive officer of Bancorp or the Bank.

     Each of the nominees has held the principal occupation listed for the past five years, with the exception of Mr. Angelo DeCaro and Mr. Wolford.


                                                Position and Offices With                           Shares Beneficially
                                               Bancorp Presently Held and             Director       Owned and Percent
            Name               Age        Principal Occupations and Employment          Since           of Class(1)
            ----               ---        ------------------------------------          -----           --------

Herbert A. Bregman.......     70     Director of Bancorp and the Bank; practicing       1993              18,188(2)
                                     Certified Public Accountant and manager of                            0.84%
                                     Bregman and Company, P.C., Stamford,
                                     Connecticut.

Angelo DeCaro............     57     Director of Bancorp and the Bank; CEO of           1998             346,321
                                     Bancorp since its organization in December                           16.03%
                                     1999 and of the Bank since June 1999;
                                     restaurateur from 1996 to present; former
                                     Partner of Goldman, Sachs & Co. from 1979 to
                                     1996.

Fred A. DeCaro, Jr.......     57     Chairman of the Board of Directors of Bancorp      1993            129,700(3)
                                     and the Bank since their organization;                               5.91%
                                     Executive  Vice  President of Bancorp since
                                     December, 1999 and of the Bank since March,
                                     1996;   Secretary  of  Bancorp   since  its
                                     organization.

John A. Geoghegan........     58     Director of Bancorp and the Bank; practicing       1998              5,917
                                     attorney in Rye, New York; former Director of                        0.27%
                                     Barclays Bank, N.A. for over eighteen years.

L. Morris Glucksman......     52     Director of Bancorp and the Bank; practicing       1993             55,924(4)
                                     attorney in Stamford, Connecticut.                                   2.57%

Michael Intrieri.........     56     Director of Bancorp and the Bank; facilitator      1993             38,862(5)
                                     in Stamford, Connecticut Public School System;                       1.79%
                                     Ed. D. in education and counseling; real
                                     estate broker.

Richard Naclerio.........     68     Director of Bancorp and the Bank; real estate      1995             65,471(6)
                                     developer; retired Chairman of RAN Consulting                         3.01%
                                     Corporation; private investor.

Salvatore Trovato........     60     Vice Chairman of the Board of Directors  of        1995            103,258(7)
                                     Bancorp and the Bank; President of Trocom                            4.72%
                                     Construction, Inc., a construction company
                                     specializing in bridges, tunnels and municipal
                                     construction projects; director of Cyclone
                                     Fence, Inc.



                                                Position and Offices With                           Shares Beneficially
                                               Bancorp Presently Held and             Director       Owned and Percent
            Name              Age         Principal Occupations and Employment          Since           of Class(1)
            ----              ---         ------------------------------------          -----           --------


Philip W. Wolford........     52     Director of Bancorp and the Bank; President of     1994            19,246(8)
                                     Bancorp since its organization; President of                         0.89%
                                     the Bank since September, 1994; Executive Vice
                                     President and Chief Financial Officer of the
                                     Bank from December, 1993 to September, 1994.


-----------------------

(1) A "beneficial owner" of a security for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes any person who, directly or indirectly, has or shares voting power and/or investment power, although not necessarily the economic benefit, with respect to that security. In addition, a person is deemed to be the beneficial owner of a security which such person has the right to acquire within 60 days upon exercise of an option or warrant.

(2) Includes 1,600 shares held by Elaine S. Bregman, Mr. Bregman's wife; also includes 6,000 and 1,666 shares which Mr. Bregman has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(3) Includes 11,667 shares held in joint tenancy with Frances DeCaro, Mr. DeCaro's wife, and 33,354 shares owned individually by Frances DeCaro; also includes 34,000 shares which Mr. DeCaro has the right to acquire within 60 days upon exercise of options.

(4) Includes 3,200 shares held by Mr. Glucksman as Trustee for Roslyn Glucksman, Mr. Glucksman's wife; 5,500 shares held by Mr. Glucksman as Trustee for Rayna Glucksman, Mr. Glucksman's daughter; 5,500 shares held by Mr. Glucksman as Trustee for Janna Glucksman, Mr. Glucksman's daughter; 1,000 shares held by Roslyn Glucksman, Mr. Glucksman's wife; 10,800 shares held as Trustee for other than immediate family members; also includes 16,000 and 2,666 shares which Mr. Glucksman has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(5) Includes 550 shares held by Karen Intrieri, Mr. Intrieri's wife; 1,800 shares held in joint tenancy with Karen Intrieri, Mr. Intrieri's wife; 600 shares held by Michael J. Intrieri, Mr. Intrieri's son; 600 shares held by Jason Intrieri, Mr. Intrieri's son; 9,000 shares as trustee for the Estate of Kathleen Duffy Intrieri; also includes 10,000 and 2,467 shares which Mr. Intrieri has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(6) Includes 15,000 shares which Mr. Naclerio has the right to acquire within 60 days upon exercise of options.

(7) Includes 20,000 and 7,482 shares which Mr. Trovato has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(8) Includes 84 shares held in joint tenancy with Regine Vantieghem, Mr. Wolford's wife; 83 shares held in joint tenancy with Jack A. Wolford, Mr. Wolford's father; 83 shares held in joint tenancy with Kathryn Rachel Wolford, Mr. Wolford's mother; includes 9,000 shares which Mr. Wolford has the right to acquire within 60 days upon exercise of options.

     The following table provides information concerning the executive officers of Bancorp and the Bank.

     Name             Age                 Office Currently Held

Angelo DeCaro         57          Chief  Executive  Officer of Bancorp and the
                                  Bank

Fred DeCaro, Jr.      57          Chairman  of  the  Board,   Executive   Vice
                                  President   and  Secretary  of  Bancorp  and
                                  Chairman  of the  Board and  Executive  Vice
                                  President of the Bank

Philip W. Wolford     52          President of Bancorp and the Bank

Robert F. O'Connell   51          Executive    Vice    President   and   Chief
                                  Financial Officer of Bancorp and the Bank

Martin G. Noble       50          Executive Vice President of the Bank

Marcus Zavattaro      35          Executive Vice President of the Bank

Todd Brown            36          Executive Vice President of the Bank

Ronald M. Moskwa      48          Vice  President  and  Controller  of Bancorp
                                  and the Bank

     Information about the business experience of Mr. A. DeCaro, Mr. F. DeCaro and Mr. Wolford is set forth above.

     Mr. O'Connell became Executive Vice President and Chief Financial Officer of Bancorp and the Bank in 2000. From 1994 to 2000, he was Senior Vice President and Chief Financial Officer of New Canaan Bank and Trust Company or Treasurer/Senior Financial Officer for its successor, Summit Bank, New Canaan, Connecticut.

     Mr. Noble has been Executive Vice President and Senior Loan Officer of the Bank since February 1999. From 1996 to 1999, he was Vice President and Manager - Risk Management for Cityscape Corporation, a mortgage banking company, and from 1989 to 1996, he was Senior Vice President and Senior Loan Officer for Bank of Great Neck or Senior Vice President - Underwriter for its successor, North Fork Bank.

     Mr. Zavattaro has been an Executive Vice President of the Bank since July 1999. From 1994 to July 1999, he was President of Pinnacle Financial Corp., a mortgage broker.

     Mr. Brown has been an Executive Vice President of the Bank since July 1999. From 1994 to July 1999, he was Vice President of Pinnacle Financial Corp., a mortgage broker.

     Mr. Moskwa became Vice President and Controller of Bancorp in December 1999 and Vice President and Controller of the Bank in August 1998. From January 1998 to August 1998, he was Controller of Nutmeg Federal Savings Bank, and from 1996 to 1998, he was an Account Executive with ASE Group, Inc., a bank equipment dealer. From 1994 to 1996, he was self employed as a financial consultant, and from 1986 to 1994, he was Senior Vice President, Chief Financial Officer and Chief Operating Officer of The Bank of Southington.

     The number of shares of Common Stock beneficially owned by Mr. A. DeCaro, Mr. F. DeCaro and Mr. Wolford is set forth above in the table listing the nominees for election as director. Messrs. O'Connell, Noble, Zavattaro, Brown and Moskwa beneficially own 0, 746, 91,011, 60,674 and 396 shares of

Common Stock, respectively (which includes no shares which can be acquired within 60 days on exercise of options). In addition, Paul C. Settelmeyer, a director of Bancorp and the Bank who is not standing for reelection at the Annual Meeting, beneficially owns 33,231 shares of Common Stock. The directors and executive officers of Bancorp beneficially own an aggregate of 968,945 shares of Common Stock (or 42.4%) (including 110,000 and 14,281 shares which could be acquired within 60 days upon exercise of options and warrants, respectively).

Meetings and Committees of the Board

     During 1999, the Board of Directors of Bancorp met once. However, the directors of Bancorp acted two times by written consent. During 1999, the Bank's Board of Directors met 13 times. All nominees named herein attended at least 75% of the total number of meetings of the Bank's Board of Directors and of those Board committees on which he served.

     The members of the Board of Directors devote time and talent to certain standing and ad hoc committees of Bancorp and the Bank. Among these committees are the Executive Committee, the Nominating Committee, the Audit, Credit Review and Compliance Committee, the Loan Committee, the Asset, Liability and Investment Committee and the Personnel Committee, whose members and principal functions are described below. Following the acquisition by Bancorp of the Bank, the Board of Directors of Bancorp established committees whose functions and membership correspond to the committees of the Board of Directors of the Bank. The committees of the Board of Directors of Bancorp did not meet during 1999.

     The functions of the Executive Committee include monitoring the implementation by management of policies established by the Board of Directors, and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors that may lawfully be delegated, and reviewing for approval any contracts with third parties authorized by the Board of Directors prior to execution thereof. The members of the Executive Committee are currently Messrs. A. DeCaro, F. DeCaro, Geoghegan, Glucksman and Trovato. During 1999, the Executive Committee of the Bank did not meet.

     The functions of the Nominating Committee, which was established in 1999, include recommending qualified candidates for director positions and evaluating the performance of directors. The members of the Nominating Committee are currently Messrs. Bregman, F. DeCaro, Intrieri, Settelmeyer and Trovato. The Nominating Committee did not meet in 1999. The Nominating Committee will consider responsible recommendations by shareholders of candidates to be nominated as directors of Bancorp. All such recommendations must be in writing and addressed to the Secretary of Bancorp and must provide the information about the candidate which Bancorp would need to include in any proxy statement for the election of directors as well as the consent of the candidate to being named in the proxy material and to serving if elected. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or to take any action concerning the recommendation or to give the proponent its reasons for any action or failure to act.

     The functions of the Audit, Credit Review and Compliance Committee include reviewing and recommending policies regarding internal audit and credit review, establishing and implementing policies to comply with applicable regulations, monitoring compliance with investment policies, examining at least once each calendar year and within fifteen months of the last examination the affairs of the Bank or causing suitable examinations to be made by auditors responsible only to the Board of Directors and reporting the result of such examination in writing to the Board of Directors at its next regular meeting thereafter. The members of the Audit, Credit Review and Compliance Committee are currently Messrs. Bregman, Glucksman, Naclerio and Settelmeyer. During 1999, the Audit, Credit Review and Compliance Committee of the Bank met seven times.

     The functions of the Loan Committee include the discount and purchase of bills, notes and other evidences of debt, buying and selling bills of exchange, examining, reviewing and approving loans and discounts, exercising authority regarding loans and discounts, and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors regarding extensions of credit that may lawfully be delegated. The members of the Loan Committee are currently Messrs. A. DeCaro, Feit, Geoghegan, Settelmeyer and Wolford. During 1999, the Loan Committee of the Bank met 39 times.

     The functions of the Asset, Liability and Investment Committee include ensuring adherence to the investment policies of the Bank, recommending amendments thereto, purchasing and selling securities, exercising authority regarding investments and liquidity and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors regarding investment activities that may lawfully be delegated. The members of the Asset, Liability and Investment Committee are currently Messrs. Bregman, A. DeCaro, Feit, Trovato, and Wolford. During 1999, the Asset & Liability and Investment Committee of the Bank met 10 times.

     The functions of the Personnel Committee include reviewing and recommending policies with respect to a comprehensive personnel policy, staffing requirements, personnel compensation and benefits issues and performance review of certain identified officer positions. The Personnel Committee also reviews management's implementation of established policies and personnel compliance issues. The members of the Personnel Committee are currently Messrs. F. DeCaro, Feit, Geoghegan, Glucksman, Intrieri, Naclerio and Wolford. During 1999, the Personnel Committee of the Bank met six times.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Bancorp's officers and directors, and persons who own more than 10% of Bancorp's Common Stock, to file reports of ownership and changes in ownership of Bancorp's securities with the Office of the Comptroller of the Currency. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish Bancorp with copies of all forms they file pursuant to
Section 16(a). Based solely upon a review of the copies of the forms furnished to Bancorp, and written representations from certain reporting persons that no Forms 5 were required, Bancorp believes that during 1999, filing requirements under Section 16(a) applicable to its officers and directors were not complied with in a timely manner for the following: five filings by Angelo DeCaro relating to eight transactions; three filings by Herbert Bregman relating to six transactions, two filings by Fred DeCaro, Jr. relating to five transactions; three filings by John Geoghegan relating to three transactions; three filings by
L. Morris Glucksman relating to six transactions; three filings by Michael Intrieri relating to six transactions; [three filings by Ronald Moskwa relating to three transactions;] four filings by Paul Settelmeyer relating to four transactions; one filing by Salvatore Trovato relating to one transaction; and one filing by Philip Wolford relating to one transaction. Messrs. Naclerio, Noble, Zavattaro and Brown have not filed Forms 3.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

     Directors of Bancorp do not receive compensation for service as members of the Board of Directors or committees thereof. However, directors of the Bank receive a fee of $400 for each meeting of the Board of Directors attended, and $300 for each meeting of a standing committee of the Board of Directors attended.

     During 1999, the Bank granted options to certain of its directors in accordance with the 1999 Stock Option Plan of the Bank which was approved by the shareholders of the Bank at its 1999 Annual Meeting of

Shareholders. Pursuant to this Plan, Messrs. Bregman, F. DeCaro, Glucksman, Intrieri, Naclerio, Trovato and Wolford received options to purchase 6,000, 34,000, 16,000, 10,000, 15,000, 20,000 and 9,000 shares, respectively. Each of these options has a term of ten years and is currently exercisable.

     The Bank had adopted a policy whereby members of its Board of Directors who were in office immediately prior to the 1997 Annual Meeting of Shareholders would receive, upon retirement from the Board of Directors prior to reaching the Bank's mandatory retirement age for Board members of 72, or upon other termination of service as a Board member, other than removal for cause, 1,500 restricted shares of Common Stock in equal annual installments of 500 shares over the consecutive three-year period following such retirement; provided that in order to receive such shares such individual must serve on and attend the meetings of the advisory board of the Bank during such three-year period.

     Individuals who first became directors after the Bank's 1997 Annual Meeting of Shareholders and continue as directors of Bancorp will be entitled to shares of Common Stock upon retirement from the Board of Directors prior to reaching Bancorp's mandatory retirement age for Board members of 72, or upon other termination of service as a Board member, other than removal for cause, in the same amount and on the same terms and conditions set forth above, except that such Board members must serve as Board members for five years prior to being eligible for such shares of Common Stock. Bancorp has assumed the Bank's obligations under these policies and will issue Common Stock in accordance with them.

Cash Compensation of Executive Officers

     The following table sets forth the aggregate cash compensation for services in all capacities paid by the Bank and Bancorp for the years ended December 31, 1999, 1998 and 1997, to Angelo DeCaro, Philip W. Wolford and Fred A. DeCaro, Jr. (the "Named Executive Officers"). No other executive officer of Bancorp or the Bank received compensation for 1999 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                                      Annual Compensation                          Long Term Compensation
                                  --------------------------------  -------------------------------------------------------

                                                                             Awards                        Payouts
                                                                    -------------------------    --------------------------
                                                          Other
                                                         Annual      Restricted    Securities
                                                         Compen-       Stock       Underlying       LTIP        All Other
       Name and                    Salary     Bonus      sation       Award(s)      Options/      Payouts      Compensation
  Principal Position      Year        ($)        ($)       ($)          ($)         SARs (#)         ($)              ($)
  ------------------      ----    ---------  ---------  ----------  -----------     --------     ----------- --------------

Angelo DeCaro,            1999      20,947               2,899(2)
Director and
Chief Executive
Officer (1)


Philip W. Wolford,        1999     135,177               1,500(2)                    9,000
President                 1998     132,100     1,000     9,800(2)
                          1997     132,000      500


Fred A. DeCaro, Jr.,      1999     129,485                                          34,000
Executive Vice            1998      83,888     1,000     9,900(2)
President                 1997      30,471




(1)  Mr. A. DeCaro became Chief Executive Officer of Bancorp and the Bank in
     1999.

(2) Represents compensation for attendance at meetings of the Board of Directors and committees hereof.

Other Remuneration

     Neither Bancorp nor the Bank afforded any personal benefits for executive officers during 1999 that might be attributable to normal management or executive fringe benefits such as automobiles.

Options

     The following table sets forth information as to options granted to the Named Executive Officers during 1999. The options granted to the Named Executive Officers in 1999 are all currently exercisable.



                                      Option/SAR Grants In Last Fiscal Year
 ----------------------------------------------------------------------------------------------------------------
                                                                                         Potential Realizable
                                                                                           Value at Assumed
                                                                                         Annual Rates of Stock
                                                                                        Price Appreciation for
                                Individual Grants                                             Option Term
 --------------------------------------------------------------------------------    ----------------------------
                                    % of Total
                   Number of        Options/
                   Securities       SARs Granted       Exercise
                   Underlying       to Employees       or Base
                   Options          in Fiscal          Price          Expiration
 Name              Granted (#)      Year               ($/Sh)         Date              5% ($)         10% ($)
 --------------    -------------    --------------     -----------    ------------   ------------  -------------
 Angelo DeCaro         --               --                --             --                --          --

 Philip W.
 Wolford              9,000             7.24%            10.25          8-17-09         58,050         147,240

 Fred A.             24,244            19.51%            10.13          8-17-09        159,283         399,541
 DeCaro               9,756             7.85%            10.25          8-17-09         62,926         159,608



     The following table sets forth information as to options exercised by the Named Executive Officers during 1999 and the option values as of December 31, 1999.


                Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                             Number of
                                                                             Securities              Value of
                                                                             Underlying              Unexercised
                                                                             Unexercised             In-the-Money
                                                                             Options/SAR's at        Options/SAR's
                                                                             FY-End ($)              at FY-End ($)

                          Shares  Acquired  on                               Exercisable/            Exercisable/
 Name                     Exercise (#)             Value Realized (#)        Unexercisable           Unexercisable
 ---------------------    ---------------------    ----------------------    --------------------    -----------------

 Angelo DeCaro                     --                       --                       --                     --

 Philip W.
 Wolford                           --                       --                     9,000/0              21,420 / 0

 Fred A.                           --                       --                    24,244/0              60,610 / 0
 DeCaro                                                                            9,756/0              23,219 / 0


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the ordinary course of business, Bancorp has made loans to officers and directors (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). In the opinion of management, all of such loans were made in the ordinary course of business of Bancorp on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In 1995, the Bank entered into a lease with 999 Bedford Street Corporation pursuant to which the Bank leases additional parking space for a remaining term of five years at an annual rent of $18,000. Messrs. Intrieri, Naclerio, Trovato and F. DeCaro each owns a 20.0% interest in 999 Bedford Street Corporation, Mr. Wolford owns a 5% interest in such corporation. In the opinion of a committee of the Board of Directors of the Bank, none of whom was a director, officer or shareholder of 999 Bedford Street Corporation, the rent payable by the Bank was not, as of the date the lease was entered into, more than fair market value based on the prices of comparable parking facilities in the area. The lease between the Bank and 999 Bedford Street Corporation was approved by the Board of Directors of the Bank, including a majority of the directors who are disinterested with respect to such lease.

     The Bank has entered into a sublease with one of its directors, L. Morris Glucksman, Esq., for approximately 1,100 square feet of space in the building at 900 Bedford Street at a rental rate equal to the rental rate paid from time to time by the Bank. The term of the sublease with Mr. Glucksman expires in2004.

                                   PROPOSAL 2.
   APPROVAL OF PROPOSED PRIVATE PLACEMENT OF UP TO $6 MILLION OF COMMON STOCK

Description of the Proposed Transaction

     For the purpose of raising additional capital for Bancorp and the Bank, Bancorp proposes to sell up to $6 million of its Common Stock. The additional Common Stock would be sold only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption contained in Regulation D under the Securities Act. Shareholders of Bancorp generally will have no rights to purchase any of the shares offered in the proposed private placement. The sale of Common Stock in the proposed private placement may occur in one or more closings. Even if the proposed private placement is approved at the Annual Meeting, Bancorp may not be successful in selling the shares proposed to be offered.

     The purchase price per share of Common Stock sold would be the average of the [closing bid] price per share for the ten trading days prior to the date of sale. Based on the average of the [closing bid] price for the ten trading days ended April 13, 2000, the purchase price would be $[______] per share. If $6 million of Common Stock were sold at $[_____], Bancorp would issue approximately [_______] shares which would increase the number of shares outstanding by [____]%. The maximum number of shares which might be sold in the proposed private placement will depend on whether Bancorp is successful in attracting investors who qualify to participate in the offering. The actual purchase price for any additional shares sold in the proposed private placement will depend on future market activity.

     Two individuals who are not currently substantial shareholders of Bancorp have indicated a willingness to enter into a firm commitment to purchase an aggregate of 350,000 shares in the proposed private placement, subject to approval of the private placement by the shareholders at the Annual Meeting and subject to compliance by such individuals with any applicable regulatory requirements. The 350,000 shares could be purchased by the two individuals directly or by other purchasers qualified to participate in the private placement who are introduced to Bancorp by these individuals. Any shares sold directly to these individuals would be sold at a price equal to 96% of the price otherwise applicable to the private placement. (Based on the applicable average for the ten trading days ended April 13, 2000, these individuals would pay $[_____] per share.) These individuals would also receive a commission equal to 4% of the selling price for any of the 350,000 shares which are purchased by purchasers (other than themselves) who are introduced to Bancorp by these individuals. Based on the commitment of these individuals, one or both of them could own more than 5% of the Common Stock to be outstanding following consummation of the proposed private placement.

     The issuance of additional shares in the proposed private placement would result in dilution of the voting power of those shareholders who are not able to participate in the offering. In addition, the issuance of additional shares could result in a reduction in reported earnings per share in future periods.

     Bancorp's Board of Directors will have the authority to determine both who is permitted to purchase shares in the proposed private placement and the number of shares allocated to each purchaser. In the discretion of Bancorp's Board of Directors, purchasers of Common Stock in the proposed private placement will probably include Angelo DeCaro, the Chief Executive Officer and a director of Bancorp and the Bank, and may include other directors of Bancorp or officers of Bancorp or the Bank. See, "Participation by Directors and Officers."

Reasons for the Proposed Sale of Common Stock

     The Board of Directors of Bancorp determined that the proposed private placement would be in the best interests of Bancorp and its shareholders for a variety of reasons. These reasons include:

     o Based on the growth of the Bank's assets, additional capital is needed for the Bank to be considered "well capitalized" for regulatory purposes. As of December 31, 1999, Bancorp's total risk-based capital ratio was 9.90%. To be considered "well capitalized," a bank holding company's or a bank's total risk-based capital ratio must be at least 10%. The Board of Directors of Bancorp believes that it is important for both Bancorp and the Bank to be considered "well capitalized" for regulatory purposes.

     o Successful completion of the proposed private placement would allow Bancorp to raise additional capital in a timely and economical manner.

     o In 1999, federal legislation was enacted which may have a substantial impact on Bancorp, the Bank and the financial services industry. This legislation would permit Bancorp, under certain conditions (including the registration of Bancorp as a financial holding company), to engage in additional businesses not historically permitted to bank holding companies. The portion of the net proceeds of the proposed private placement retained by Bancorp (rather than contributed to the capital of the Bank) would permit Bancorp to take advantage of potential opportunities to expand its business into new areas. While Bancorp has reviewed preliminarily types of additional businesses which might be attractive, Bancorp has not determined that it will pursue opportunities in any particular area. Neither Bancorp nor the Bank has any agreement or agreement in principle to acquire any business or to engage in any business de novo.

Use of Proceeds

     A portion of the net proceeds of the proposed private placement will be contributed by Bancorp as additional capital to the Bank. Bancorp's objective would be to make contributions from its capital to the capital of the Bank sufficient for the Bank to be considered "well capitalized" for regulatory purposes. Based on the Bank's assets as of December 31, 1999 and the Bank's total risk-based capital on that date, Bancorp would make an initial capital contribution of approximately $[INSERT] to the Bank.

     The balance of the net proceeds of the proposed private placement would be retained by Bancorp for working capital and other general corporate purposes. Such uses might include pursuit of new or additional business opportunities or making additional capital contributions to the Bank.

Participation by Directors and Officers

     If the proposed private placement is approved by the shareholders at the Annual Meeting and is consummated, the Board of Directors of Bancorp will have the discretion to determine who is permitted to purchase shares in the offering and the number of shares purchased by each participant. Angelo DeCaro, the Chief Executive Officer and a director of Bancorp and the Bank, has indicated that he would offer to purchase approximately [INSERT NUMBER] shares of Common Stock in the proposed private placement. The Board of Directors of Bancorp currently anticipates that, if Mr. DeCaro offers to purchase shares in the proposed private placement, he would be permitted to do so. Other directors or officers of Bancorp or the Bank, including Fred A. DeCaro, may offer to purchase Common Stock in the proposed private placement. The Board of Directors of Bancorp anticipates that, if any such offers were made, Bancorp would accept such offers to the extent practicable.

     Angelo DeCaro currently owns 346,321 shares (or 16.03%) of the Common Stock outstanding. If the $6 million of Common Stock is sold and if Mr. DeCaro purchases [INSERT NUMBER] of shares, his ownership would increase to [INSERT NUMBER] (or [INSERT PERCENT]) of the Common Stock outstanding after consummation of the private placement). Based on a Change of Bank Control Notice filed by Mr. DeCaro with the Federal Reserve Bank of New York relating to the Common Stock, Mr. DeCaro has the authority to acquire up to 24.9% of the Common Stock without further regulatory approval.

Vote Required and Recommendation of the Board of Directors

     Approval of the proposed private placement requires the affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present.

     THE BOARD OF DIRECTORS OF BANCORP RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED PRIVATE PLACEMENT.

                                   PROPOSAL 3.
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of Bancorp has selected McGladrey & Pullen, LLP, independent accountants, to audit the books, records and accounts of Bancorp for the year ending December 31, 2000. In accordance with a resolution of the Board of Directors, this selection is being presented to the shareholders for ratification or rejection at the Annual Meeting.

     The firm of McGladrey & Pullen, LLP has served as independent accountants of Bancorp since its organization and is considered to be well qualified. Bancorp has been advised by McGladrey & Pullen, LLP that it has no direct financial interest nor any material indirect financial interest in Bancorp other than that arising from the firm's employment as independent accountants. It is expected that a representative of McGladrey & Pullen, LLP will attend the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

     If the shareholders do not ratify the selection of McGladrey & Pullen, LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

     The Board of Directors recommends that you vote "FOR" Proposal 3.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the Annual Meeting of Shareholders to be held in 2001 is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be received by Bancorp at its principal executive office no later than January 8, 2001 directed to Philip W. Wolford, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.

     If any shareholder proposes to make any proposal at the 2001 Annual Meeting which proposal will not be included in Bancorp's proxy statement for such meeting, such proposal must be received by March 21, 2001 to be considered timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act"). The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how Bancorp intends to exercise its discretion to vote on each such matter.

                              COST OF SOLICITATION

     Bancorp will bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy for the Annual Meeting. Solicitation of proxies will be primarily through the use of the mails, but regular employees of Bancorp may solicit proxies by personal contact, by telephone or by telegraph without additional remuneration therefor. Bancorp has retained Regan & Associates, Inc. to assist in soliciting proxies at an estimated cost of $5,000, plus out-of-pocket expenses not to exceed $2,500. Banks, brokerage houses and other institutions, nominees or fiduciaries will be notified and supplied with sufficient copies of proxies, proxy soliciting material and annual reports in order to obtain authorization for the execution of proxies by their beneficial holders. Bancorp will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their beneficial holders. All expenses associated with the solicitation of proxies in the form enclosed will be borne by Bancorp.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be voted upon at the Annual Meeting. Because Bancorp did not receive advance notice of any shareholder proposal in accordance with the time limit specified in Rule 14a-4(c) under the Exchange Act, it will have discretionary authority to vote on any shareholder proposal presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

                          ANNUAL REPORT ON FORM 10-KSB

     BANCORP, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE TO EACH PERSON ENTITLED TO VOTE AT THE ANNUAL MEETING A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. WRITTEN REQUESTS MUST BE DIRECTED TO:

                               Robert F. O'Connell
                         Patriot National Bancorp, Inc.
                               900 Bedford Street
                           Stamford, Connecticut 06901

COPIES OF SAID ANNUAL REPORT ON FORM 10-KSB WILL NOT INCLUDE THE EXHIBITS THERETO, BUT WILL INCLUDE A LIST DESCRIBING THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF ONE DOLLAR PER PAGE.

                                       By Order of the Board of Directors

Stamford, Connecticut                  PHILIP W. WOLFORD
April 28, 2000                         President

                               [PRELIMINARY COPY]

                                 REVOCABLE PROXY

                         PATRIOT NATIONAL BANCORP, INC.

|X|    PLEASE MARK VOTES
       AS IN THIS EXAMPLE



     PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD JUNE 14, 2000

     The undersigned hereby appoints Herbert A. Bregman, Michael Intrieri and Richard Naclerio, and each of them, as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock, par value $2.00 (the "Common Stock"), of Patriot National Bancorp, Inc. ("Bancorp") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Bancorp to be held at Luca's Steak House, 35 Church Street, Greenwich, Connecticut 06830, at 10:00 A.M., on June 14, 2000 or any adjournment thereof as follows:



                                                           For All
                                      For     Withhold     Except

1.   Election of directors.           |_|       |_|          |_|
Proposal   to  elect  the   persons
listed   below  as   directors   of
Bancorp.

Herbert A. Bregman, Angelo DeCaro, Fred A. DeCaro, Jr., John A. Geoghegan, L. Morris Glucksman, Michael Intrieri, Richard Naclerio, Salvatore Trovato and Philip W. Wolford

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name(s) in the space provided below.


                                        For      Against    Abstain

2.  Proposal  to  approve  a private    |_|        |_|         |_|
placement   of   up to $6 million of
Common   Stock   of Bancorp.


                                        For       Against    Abstain

 3.    Proposal   to   ratify   the     |_|        |_|         |_|
 appointment    of    McGladrey   &
 Pullen,    LLP   as    independent
 accountants  for the  year  ending
 December 31, 2000.

     In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.


To help our preparations for the meeting,
please check here if you plan to attend.        [_]




The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please be sure to sign and date Date this Proxy in the box below.

                                        Date ------------------
 --------------------------------------------------------------



 --------------------------------------------------------------
  Shareholder sign above       Co-holder (if any) sign above




             Detach above card, sign, date and mail in postage paid
                                envelope provided

                         PATRIOT NATIONAL BANCORP, INC.

                               PLEASE ACT PROMPTLY
                  MARK, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE SHAREHOLDER WILL BE DIVIDED AMONG THE NOMINEES FOR WHOM THE PROXIES ARE AUTHORIZED TO VOTE IN SUCH MANNER AS MAY BE DETERMINED BY THE PROXIES. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.